                                                                  EXHIBIT 10.21

                           COCA-COLA ENTERPRISES INC.
                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") effective April 17, 1998, between Coca-Cola Enterprises Inc. (the "Company") and Henry A. Schimberg ("Mr. Schimberg").

         WHEREAS, Mr. Schimberg is presently employed by the Company as the President and Chief Operating Officer; and

         WHEREAS, the Company desires to ensure Mr. Schimberg's continued employment and to have Mr. Schimberg serve in the position of President and Chief Executive Officer for a period of two years from the effective date of this Agreement, and thereafter to have Mr. Schimberg to serve as a consultant to the Company and The Coca-Cola Company and their related companies; and

         WHEREAS, Mr. Schimberg desires to serve in these capacities.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties do hereby agree as follows:

         1. Term of Employment. Mr. Schimberg's "Employment Period," as this term is used throughout the Agreement, shall begin April 17, 1998 and shall continue for a period of two years, subject to earlier termination as expressly provided in Section 8 hereof.

         2. Position and Title During Employment Period. During the Employment Period, Mr. Schimberg shall serve in the capacity as President and Chief Executive Officer of the Company.

         3. Compensation During Employment Period. The Company shall pay to Mr. Schimberg base salary compensation at the rate of $1,150,000 per year until January 1, 1999, and thereafter as determined by the Compensation Committee of the Company's Board of Directors.

         4. Incentive Plan Bonuses. During the Employment Period, Mr. Schimberg shall be eligible to participate in the Executive Management Incentive Plan and the Long-Term Incentive Plan (each referred to herein as an "Incentive Plan") for any Performance Period (as that term is defined in each such plan) for which an Incentive Plan is adopted. In the event the Employment Period ends prior to the end of a Performance Period, Mr. Schimberg's award under the relevant Incentive Plan shall be prorated and paid in accordance with the terms of such plan.

         5. Employee and Fringe Benefits. During the Employment Period, Mr. Schimberg shall be eligible to participate in all employee and fringe benefit plans for which he is otherwise eligible as an employee of the Company, which participation shall be governed by the terms of the relevant plans.

         6. Special Stock Option Grant. The Company shall, on the effective date of this Agreement, grant Mr. Schimberg 600,000 stock options in a special multi-year grant, which grant is intended to represent all stock grants for which Mr. Schimberg will be eligible during the Employment Period. The terms of the stock option grant made pursuant to this Section 6 are set forth in the Stock Option

Agreement, attached hereto as Appendix A.

         7. Consulting Services Upon Termination of Employment. Upon the termination or expiration of the Employment Period, Mr. Schimberg shall enter into a consulting agreement with the Company and/or The Coca-Cola Company, which agreement shall provide, under terms mutually agreed upon by the parties, for the following:

                  (a) Mr. Schimberg to, for the period after his termination of employment through April 2003, provide such time and services as Company and The Coca-Cola Company may reasonably request, with the time and effort devoted to consulting services ("Consulting Services") to be consistent with Mr. Schimberg's non-full time status and availability in view of his involvement in other non-Coca-Cola business and activities. Specifically, Mr. Schimberg's Consulting Services will include:

                  (i) Continuing service on the Company's Board of Directors (subject to election by the Company's share owners) and service on the Board of Directors of other Coca-Cola bottling companies, as determined from time-to-time by the Company or The Coca-Cola Company;

                  (ii) Consulting with the Company and The Coca-Cola Company on special projects, such as projects related, but not limited, to marketing and product distribution, as shall be mutually determined by the parties from time to time; and

                  (iii) "Trouble-shooting" within the Coca-Cola system on project-by-project basis, as shall be mutually determined by the parties from time to time;

                  (b) Mr. Schimberg to have the title of Consultant to the Company and The Coca-Cola Company, reporting to the Chief Executive Officer of The Coca-Cola Company.

                  (c) Mr. Schimberg to receive consulting fees of $400,000 per year paid by the Company and/or The Coca-Cola Company (to be shared between them based upon an allocation of Mr. Schimberg's duties and responsibilities as determined on or before April 1, 2000) which payments will be in addition to any fees Mr. Schimberg earns for service on the Company's Board of Directors or on the boards of directors of other Coca-Cola bottling companies.

                  (d) For the period during which Mr. Schimberg is providing Consulting Services, Mr. Schimberg and his eligible dependents to be eligible to participate in the Company's Executive Retiree Medical Plan, which plan shall provide the same medical benefits (and on the same basis) as provided under the medical plan covering active nonunion employees of the Company, as it may be amended from time to time; and Mr. Schimberg to be eligible to participate in the Company's financial planning and tax benefit plans on the same basis as other eligible employees.

                  (e) Mr. Schimberg to act as an independent contractor in the performance of Consulting Services, responsible for payment of all taxes including federal, state and local taxes arising out of such services.

                  (f) The Company or The Coca-Cola Company to provide Mr. Schimberg with an office and secretary in its corporate offices in order to assist him in the performance of his Consulting Services.

                  (g) The Company and/or The Coca-Cola Company to reimburse Mr. Schimberg for all expenses incurred in connection with the performance of Consulting Services.

         8. Termination of Agreement. This Agreement shall terminate upon Mr. Schimberg's death, disability or the existence of circumstances constituting a termination for "cause," as hereinafter defined. In the event of such termination, the Company shall pay to Mr. Schimberg or his estate all amounts owed and payable to him under this Agreement as of the date of such termination. For purposes of this Section 8, "cause" shall mean Mr. Schimberg's willful failure or inability to carry out his duties and responsibilities in any material respect, the commission of a felony or commission of any willful and intentional, unprofessional or unethical act which has or would have, if such act becomes public knowledge, a substantial and adverse effect on the business operations or reputation of the Company.

         9. Non-Competition; Confidentiality. For a period of two years from the date of termination or expiration of the Employment Period or termination or expiration of the consulting agreement described in Section 7 (whichever is the latter to occur), Mr. Schimberg shall not, directly or indirectly engage in, participate in or have any interest as a consultant, partner, joint venture, proprietor, employee, officer, director, agent, security holder, creditor or consultant, or in any other capacity, or have any other direct or indirect financial interest in any business, firm, person, partnership, corporation (other than the Company or The Coca-Cola Company) engaged in any activity similar to or competitive with any activity now engaged in by the Company or The Coca-Cola Company, including, but not limited to, manufacturing, producing or distributing liquid, nonalcoholic beverages in any geographic area in which the Company or The Coca-Cola Company or any licensee of The Coca-Cola Company has operations during or at the conclusion of the Employment Period or period during which Consulting Services are provided pursuant to Section 7 (whichever is the latter to occur); except nothing herein shall be deemed to prevent or limit the right of Mr. Schimberg to own capital stock or other securities of any corporation, the securities of which are publicly owned or regularly traded in the over-the-counter market or on any securities exchange, provided that Mr. Schimberg does not acquire beneficial ownership (as determined under Rule 13d-3 of the Securities Exchange Act of 1934) of more than one percent of the issuer's outstanding securities of that class.

         10.      Enforcement.

                  (a) The parties recognize that the nature of the subject matter of this Agreement, including Section 9, would make it impracticable and extremely difficult to determine actual damages to the Company in the event of a breach of this Agreement by Mr. Schimberg. Accordingly, if Mr. Schimberg commits a breach or threatens to commit a breach of any of the provisions of this Agreement, the Company shall have the right and remedy to have the provisions of the Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. The rights of the Company to equitable relief in the enforcement of this Agreement shall be in addition to any and all other remedies available through an action in law.

                  (b) If any of the covenants contained in Section 9, or any part thereof, are held to be unenforceable because of the duration of such provisions or the area covered thereby, the undersigned agree that the court making such determination shall have the power to reduce the duration and the area or both of any such provision and, in its reduced form, said provision shall then be enforceable.

                  (c) Should any other portion of this Agreement be declared invalid for any reason or to have ceased to have been binding on the parties hereto, said provision shall be severed and all other provisions shall continue to be effective and binding.

                  (d) Notwithstanding anything herein to the contrary, the Company shall not be relieved of any of its obligations hereunder to Mr. Schimberg in the event of determination by any court, arbitrator, or other governing authority that the covenants contained in Section 9 are unenforceable or to limit the enforceability of any such covenants.

         11. Binding Effect and Assignment. This Agreement benefits and binds the Company and Mr. Schimberg and their respective heirs, executors, administrators, personal representatives, successors and assigns. Notwithstanding the foregoing, and except as contemplated by Section 7, the parties shall not be entitled to assign this Agreement or rights hereunder without the prior written consent of the other party; provided however, that at any time following commencement of the Consulting Services under Section 7, Mr. Schimberg may assign his rights under this Agreement to a corporation, partnership or limited liability company controlled by Mr. Schimberg, subject to the condition that all services and other duties and responsibilities shall be performed solely by Mr. Schimberg.

         12. Headings; Definitions. The headings of sections contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. The parties agree to all definitions in the statement of parties to this Agreement and in the other introductory language to this Agreement.

         13. Controlling Law; Amendment; Waiver. This Agreement shall be governed by the laws of the State of Georgia. This Agreement may not be altered or amended except in writing signed by the parties. The failure of any party hereto at any time to require performance of any provisions hereof shall in no manner affect the right to subsequently enforce the same. No waiver by any party hereto of any condition, or of the breach of any term, provisions, warranty, representation, agreement or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, warranty, representation, agreement or covenant herein contained.

         14.      Entire Agreement. This Agreement constitutes the entire
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understanding and agreement between the Company and Mr. Schimberg with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements, whether written or oral, between the Company and Mr. Schimberg with respect to the subject matter hereof.


HENRY A. SCHIMBERG                  COCA-COLA ENTERPRISES INC.


/s/ HENRY A. SCHIMBERG
                                         By: /s/ JOHN L. CLENDENIN
---------------------------------           -----------------------------------
                                         Title: Chairman Compensation Committee
                                               --------------------------------

                                             April 27, 1998
---------------------------------        --------------------------------------
Date                                     Date

                             APPENDIX A

                           Coca-Cola Enterprises Inc.
                          Stock Option Grant Agreement

         Pursuant to the terms of the Employment Agreement, effective April 17, 1998, between Coca-Cola Enterprises Inc. (the "Company") and Henry A. Schimberg ("Optionee") and the 1997 Coca-Cola Enterprises Inc. Stock Option Plan, the Company hereby grants to Optionee 600,000 stock options, subject to the terms and conditions set forth below (herein referred to as the "April 1998 Option Grant").

         1. The April 1998 Option Grant will be divided into five separate grants, each with an exercise price that reflects a performance goal of an approximate 15% annual growth in the fair market value of the Company's stock, measured from April 17, 1998, the date of grant. The fair market value of the Company's stock (determined as the average of the high and low trading prices) on April 17, 1998 was $39.8438.

2.       The April 1998 Option Grant entitles you to purchase:

         120,000  shares at  $45.8204 ("Grant 1")
         120,000  shares at  $52.6935 ("Grant 2")
         120,000  shares at  $60.5975 ("Grant 3")
         120,000  shares at  $69.6871 ("Grant 4")
         120,000  shares at  $80.1402 ("Grant 5")

3. As long as you are performing the services required by the referenced Employment Agreement and the consulting agreement contemplated in Section 7 therein, the options of the April 1998 Option Grant vest (become exercisable) in accordance with the following schedule:

          Vesting Date        Total Options       Each of Grant 1-5's
                                  Vesting              Vesting
          -------------       --------------      --------------------
          April 1, 2000          300,000            60,000
          April 1, 2001          100,000            20,000
          April 1, 2002          100,000            20,000
          April 1, 2003          100,000            20,000

Example: Assuming the continued service requirement has been satisfied as of April 1, 2000, the following portions of the April 1998 Option Grant will be exercisable: 60,000 of Grant 1, 60,000 of Grant 2, 60,000 of Grant 3, 60,000 of Grant 4, and 60,000 of Grant 5, for a total of 300,000 vested options. Assuming the continued service requirement is satisfied as of April 1, 2001, an additional 20,000 options from each of Grants 1 though 5 will vest, a total of 100,000 additional options.

         4. If, for any reason, Optionee does not continue to provide employment and/or consulting services though April 1, 2003, any options which have not vested as of the date on which such services cease shall be forfeited. However, any options which are vested as of the date Optionee ceases to provide such services will remain exercisable until they expire, as described below.

         5. The options granted in the April 1998 Option Grant expire at the close of business April 1, 2008.

SECURITIES LAW RESTRICTIONS

Because of certain restrictions under the federal securities laws, under no circumstances should options held by an executive officer of the Company be exercised without consultation with the General Counsel's office concerning any restrictions which apply.

          THE ABOVE AGREEMENT IS A SUMMARY OF A GRANT MADE UNDER THE COMPANY'S 1997 STOCK OPTION PLAN (THE PLAN), THE TERMS OF WHICH ARE INCORPORATED BY REFERENCE INTO THIS DOCUMENT. IN THE EVENT OF A CONFLICT BETWEEN THE PLAN AND THIS AGREEMENT, THE TERMS OF THE PLAN CONTROL. PLEASE NOTE THAT THE COMPANY'S BOARD OF DIRECTORS OR COMPENSATION COMMITTEE MAY INTERPRET THE PLAN, TERMINATE THE PLAN, OR AMEND ITS PROVISIONS, WITHOUT THE APPROVAL OF SHARE OWNERS, UNLESS SUCH ACTION WOULD ADVERSELY AFFECT OPTIONS PREVIOUSLY GRANTED, OR RAISE LEGAL CONCERNS UNDER SECURITIES OR TAX LAWS. YOUR SIGNATURE OF ACCEPTANCE OF THE AWARDS OF STOCK OPTIONS ALSO CONSTITUTES YOUR ACCEPTANCE OF THE TERMS AND CONDITIONS OF THE PLAN.

          COCA-COLA ENTERPRISES IS THE PLAN ADMINISTRATOR
          WHOSE FUNCTION IS TO ENSURE THE PLAN IS MANAGED
          ACCORDING TO ITS RESPECTIVE TERMS AND CONDITIONS.
          QUESTIONS PERTAINING TO THE PLAN SHOULD BE
          DIRECTED TO:

                    COCA-COLA ENTERPRISES INC.
                    CORPORATE COMPENSATION
                    P.O. BOX 723040
                    ATLANTA, GA 31139-0040
                    (770) 989-3000

Please acknowledge below your acceptance of the terms of your April 1998 Option Grant.

Accepted:


/S/ HENRY A. SCHIMBERG
--------------------------------
Signature


--------------------------------
Date